   As filed with the Securities and Exchange Commission on February 18, 1999
                                                 Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                             ____________________

                              CCBT BANCORP, INC.
            (Exact name of Registrant as specified in its charter)


       MASSACHUSETTS                     307 MAIN STREET            04-3437708
(State or Other Jurisdiction of  HYANNIS, MASSACHUSETTS 02601   (I.R.S. Employer
   Incorporation or Organization)         (508) 394-1300     Identification No.)

    (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                     CCBT BANCORP, INC. STOCK OPTION PLAN
                          (Full titles of the Plans)

                               STEPHEN B. LAWSON
                     President and Chief Executive Officer
                              CCBT Bancorp, Inc.
                                307 Main Street
                         Hyannis, Massachusetts 02601
                                (508) 394-1300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                               PAUL W. LEE, P.C.
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                               Boston, MA 02109
                                (617) 570-1590
                             ____________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  TITLE OF SECURITIES TO BE     AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
         REGISTERED            REGISTERED (1)         PRICE PER SHARE                OFFERING PRICE            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
CCBT BANCORP, INC.             24,000 shares          $ 13.375    (2)                $  321,000                    $    89.24
STOCK OPTION PLAN              24,000 shares          $ 20.75     (2)                $  498,000                    $   138.44
                                9,000 shares          $ 19.25     (2)                $  173,250                    $    48.16
Common Stock, $1.00            17,000 shares          $ 17.375    (2)                $  295,375                    $    82.11
par value                     326,000 shares          $ 17.69     (3)                $5,766,940                    $ 1,603.21

------------------------------------------------------------------------------------------------------------------------------------
TOTAL                         400,000 shares                                         $7,054,565                    $ 1,961.17
====================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests (including any associated preferred stock purchase rights) to be offered or sold pursuant to the stock option plan described herein, including such additional number of shares as may be required pursuant to the stock option plans in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.
(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee on February 11, 1999, utilizing the average of the high and low sale prices reported on the Nasdaq National Market System on February 16, 1999.
================================================================================
 This Registration Statement, including exhibits (See Exhibit Index on Page 7), consists of _ pages.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in the requirements of
Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    CCBT Bancorp, Inc. (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following documents:

    (a) and (b) The Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 11, 1999 (the "Form 8-K"), which includes as exhibits thereto the following: (1) Annual Report of Cape Cod Bank and Trust Company (the "Bank") on Form 10-K for the year ended December 31, 1997, as filed with the Federal Deposit Insurance Corporation ("FDIC") (Exhibit 99.1); Quarterly Report of the Bank on Form 10-Q for the quarter ended March 31, 1998, as filed with the FDIC (Exhibit 99.2); Quarterly Report of the Bank on Form 10-Q for the quarter ended June 30, 1998, as filed with the FDIC (Exhibit 99.3); Proxy Statement, dated November 9, 1998, delivered to the Bank's stockholders in connection with the Bank's December 4, 1998 Special Meeting of Stockholders, as filed with the FDIC (Exhibit 99.4); Quarterly Report of the Bank on Form 10-Q for the quarter ended September 30, 1998, as filed with the FDIC (Exhibit 99.5).

    (c) The description of the Registrant's common stock, par value $1.00 per share, contained in Exhibit 3.1 and 99.4 to the Form 8-K.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Indemnification. The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

    Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability.

    The Company's By-laws provide that directors and officers of the Company shall be reimbursed for, and indemnified by the Company against, liabilities and expenses reasonably incurred in connection with or arising out of service for or on behalf of the Company whether or not such person continues to be an officer or director at the time of the incurrence of such costs and expenses. The By-laws provide that such indemnification shall not be provided if it is finally adjudicated that such person was derelict in his performance as a director or officer or for any costs or expenses resulting from such person's own negligence or willful misconduct. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   *4.1   Specimen certificate for shares of Common Stock of CCBT Bancorp, Inc.

    4.2   CCBT Bancorp, Inc. Stock Option Plan

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

   23.1 Consent of Goodwin, Procter & Hoar LLP (contained in Exhibit 5.1 hereto)

   23.2   Consent of Ernst & Young LLP, as independent public accountants

   24.1   Power of attorney (see page 5 of this Registration Statement)

___________________________

* Filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 1999, and incorporated herein by reference thereto.

ITEM 9. UNDERTAKINGS

    This Registration Statement on Form S-8 covers securities underlying the stock option plan adopted by the Company in connection with the reorganization of Cape Cod Bank and Trust Company (the "Bank") into holding company form pursuant to a Plan of Reorganization and Acquisition dated as of October 8, 1998 between the Company and the Bank (the "Plan of Reorganization"). Pursuant to the Plan of Reorganization, at the consummation of the reorganization, each issued and outstanding share of the Bank's common stock, par value $2.50 per share, automatically and without consideration was converted into and exchanged for one share of the common stock, par value $1.00 per share, of the Company. Notwithstanding the foregoing, as required by Item 9 of Form S-8, the Registrant provides the following undertakings.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Hyannis, The Commonwealth of Massachusetts, on February 11, 1999.


                             CCBT BANCORP, INC.


                             By: /s/ Stephen B. Lawson
                                 ----------------------------
                                 Stephen B. Lawson
                                 President and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of CCBT Bancorp, Inc. hereby severally constitute Stephen B. Lawson and Noal D. Reid and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable CCBT Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE              TITLE                           DATE
     ---------              -----                           ----


/s/ Stephen B. Lawson       President, Chief Executive      February 11, 1999
---------------------
Stephen B. Lawson           Officer and Director
                            (principal executive officer)


/s/ Noal D. Reid            Treasurer and Chief             February 11, 1999
----------------
Noal D. Reid                Financial Officer
                            (principal financial and
                            accounting officer)


/s/ Stephen B. Lawson       Director                        February 11, 1999
---------------------
Stephen B. Lawson

     SIGNATURE                     TITLE                DATE
     ---------                     -----                ----


/s/ John F. Aylmer                 Director             February 11, 1999
-------------------------
John F. Aylmer


/s/ Palmer Davenport               Director             February 11, 1999
-------------------------
Palmer Davenport


_________________________          Director
George D. Denmark


/s/ John Otis Drew                 Director             February 11, 1999
-------------------------
John Otis Drew


/s/ William C. Snow                Director             February 11, 1999
-------------------------
William C. Snow

                                 EXHIBIT INDEX


     *4.1  Specimen certificate for shares of Common Stock of CCBT Bancorp, Inc.

      4.2  CCBT Bancorp, Inc. Stock Option Plan

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

     23.1 Consent of Goodwin, Procter & Hoar LLP (contained in Exhibit 5.1 hereto)

     23.2  Consent of Ernst & Young LLP, as independent public accountants

     24.1  Power of attorney (see page 5 of this Registration Statement)

___________________________

       * Filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 1999, and incorporated herein by reference thereto.